GENERAL RELEASE


         NOTICE to David P. Fennell (hereinafter "the undersigned"), if you sign this Release, you will be giving up all rights you may have to sue (and to institute other legal proceedings against) and to recover damages from PFC BANK and PFC Financial Corporation (hereinafter "PFC") and/or any persons affiliated with PFC on account of any act or omission alleged to have occurred prior to the date this Release is signed and becomes effective.

         You are, therefore, advised to review this Release carefully and to consult with an attorney of your choice before signing this Release. You have twenty one (21) days after the date you receive this to decide whether or not to sign it. If you decide to sign this, you can change your mind and revoke the Release at any time within seven (7) days after the date you sign this Release. To revoke your signature on this, you must give written notice of revocation to PFC BANK. Notice is not deemed to be given until received by PFC BANK.


                                     RELEASE

                                       I.

         FOR AND IN CONSIDERATION of the execution of this Release by the undersigned, PFC agrees to provide the following:

         1. continued health care coverage and other insurance benefits under the terms of the current contract until June 1, 1998;

         2. salary continuation under the terms of the current employment contract;

         3. a non-qualified pension benefit in the amount of the computed difference between the amount of pension benefit that the undersigned would have received had he continued to be employed at age fifty-five
         (55) and the amount of pension benefit that he will be eligible to receive upon election of this early retirement benefit as set forth in the following chart:

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              QUALIFIED        NONQUALIFIED            TOTAL
               1,341.19        $   1,658.93        $   3,000.12
               1,471.41        $   1,559.75        $   3,031.16
               1,615.41        $   1,449.97        $   3,065.38
               1,774.94        $   1,328.35        $   3,103.29
               1,951.81        $   1,193.52        $   3,145.33
               2,148.23        $   1,043.78        $   3,192.01
               3,517.43        $       0.00        $   3,517.43

         4. compensation in the amount of the undersigned's individual COBRA premiums for a period of eighteen months from June 1, 1998, or until the termination of his COBRA rights under the law, whichever occurs first.

Payment of the benefits cited above, to the undersigned, shall begin within a reasonable time following written notice from the undersigned to PFC stating affirmatively that he has not exercised his right to revoke this Release as provided for in Paragraph IV. hereof. Such written notice shall be sent to:

                               Mr. R.B. Robertson
                                    Director
                                    PFC BANK
                          Ford Street and Fourth Avenue
                                  P.O. Box 311
                            Ford City, PA 16226-0311

         Such notice shall not be sent until the seven (7) day period for revocation specified in Paragraph IV. hereof has expired.

                                       II.

         FOR AND IN CONSIDERATION of the agreements and commitments set forth in Paragraph I. hereinabove, (and with the specific exceptions referred to in Paragraph III. hereof relating to profit sharing or other retirement benefits and benefits under COBRA) the undersigned does hereby knowingly and voluntarily release and forever discharge, both jointly and severally, PFC and all of its subsidiaries, divisions, affiliates, whether or not the existence of such entities is now known to the undersigned, and their officers, directors, employees, shareholders, servants, agents and attorneys, in their official and individual capacities, together with their predecessors, successors and/or assigns from any and all actions, causes of action, suits, debts, dues, sums of

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money, accounts, damages, judgments, claims and/or demands whatsoever, in law or in equity, (hereinafter collectively referred to as "claims"), whether known or unknown to the undersigned, which the undersigned ever had, now has or may or might in the future have against PFC based on any acts, omissions, transactions or occurrences whatsoever occurring prior to or on the date of execution of this Release (hereinafter referred to as "Release"), and specifically, but not by way of limitation, from those claims which are, or arise by reason of or are in any way connected with or which are or may be based in whole or in part on, or do or may arise out of, or are or may be related to or with (I) the employment relationship which existed between the undersigned and PFC and subsequent termination thereof; (ii) those claims arising under any state fair employment practices act and/or any law, ordinance or regulation promulgated by any county, municipality or other state subdivision; (iii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (v) those claims for retaliatory or wrongful discharge of any kind; (vi) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) those claims for outrageous conduct; (viii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (ix) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (x) those claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, et seq.; (xi) those claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq.; (xii) those claims arising under the National Labor Relations Act, 29 U.S.C. ss. 151 et seq.; (xiii) those claims arising under the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq.; (xiv) those claims arising under the Civil Rights Act of 1866 or 1871, 42 U.S.C. ss. 1981 et seq.;
(xv) those claims arising under any state or federal handicap or disability discrimination law or act; (xvi) those claims arising from any damages suffered at any time after the date of this Release by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts which occurred on or before the date of the execution of this Release; (xvii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xviii) any and all other claims arising under the law or in equity; and (xix) any and all other claims asserted or which could have been asserted by the undersigned in any other charges or claims of alleged violation of any applicable law, rule, ordinance or regulation.

                                      III.

         Without limiting the generality of the foregoing, the undersigned acknowledges and covenants that, in consideration for the agreements and commitments set forth in Paragraph I. hereof, the undersigned has knowingly and voluntarily relinquished, waived and forever released any and all remedies which might otherwise be available to him including, without limitation, claims for contract or tort damages, punitive or exemplary damages, special damages, compensatory damages, consequential damages, lost benefits of any kind including, without limitation, life insurance, sick pay, severance pay or medical benefits, recovery of attorneys' fees, costs, expenses of any kind, reinstatement to a position of employment or reemployment with PFC. [It is understood and agreed that the waiver of benefits contained in the preceding sentence does not include the waiver of any vested, nonforfeitable pension, profit sharing or other

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retirement benefits to which the undersigned is entitled through an existing or prior retirement or profit sharing program, nor does that waiver include benefits to which the undersigned is entitled under COBRA.] The undersigned further covenants not to sue PFC or to participate in any way in any suit or proceeding or to execute, seek to impose, collect or recover upon or otherwise enforce or accept any judgment, decision, award, warranty or attainment upon any claim released herein.

                                       IV.

         The undersigned agrees and covenants that he has carefully reviewed, studied and thought over the terms of this Release and that all questions concerning this Release have been answered to his satisfaction. The undersigned acknowledges that he is hereby advised and encouraged to consult with his private attorney prior to executing this Release. The undersigned further agrees and covenants that prior to execution of this Release, he was encouraged and afforded the opportunity to review it with anyone else he desired to consult including his accountant or tax advisor, and that, to the extent desired, he has availed himself of that opportunity. The undersigned does further acknowledge and agree that he was given a period of at least twenty one (21) days within which to consider this Release, that he has had this Release in his possession for a reasonable amount of time, and that he has had the opportunity to consider and reflect upon the terms of this Release before signing or executing it. The undersigned does further acknowledge and agree that he knowingly and voluntarily entered into and executed this Release after deliberate consideration and that he was not coerced, pressured or forced in any way by PFC or anyone else to accept the terms of this Release, and that the decision to accept the terms of this Release was entirely his own after full consultation with his attorney. The undersigned also acknowledges and agrees that he fully understands that he may be giving up certain legal rights by entering into this Release and that he shall have no right to reinstatement or reemployment with PFC following his execution of this Release based upon any claim(s) released herein. The undersigned also acknowledges that no promise or inducement to enter into and execute this Release has been offered or made except as herein set forth. The undersigned also acknowledges that he understands that he has seven (7) days to revoke this Release following its execution by mailing written notice or revocation within that seven (7) day period to:

                               Mr. R.B. Robertson
                                    Director
                                    PFC BANK
                          Ford Street and Fourth Avenue
                                  P.O. Box 311
                            Ford City, PA 16226-0311

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                                       V.

         The undersigned acknowledges and agrees that, should he fail or refuse to execute this Release, or should he revoke this Release as provided in Paragraph IV. above, all obligations of PFC, including the obligation to provide payments to the undersigned as set forth herein shall be entirely null, void and of no effect.

                                       VI.

         Notwithstanding any other provisions of this Release, no term or provision of this Release is to be interpreted as waiving or releasing any prospective claims based upon acts, omissions or events occurring after its execution.

                                      VII.

         This Release shall be binding upon the undersigned and his heirs, executors, administrators, assigns, successors, beneficiaries, employees and agents, and all other persons asserting claims by, on behalf of, or through the undersigned based or founded upon any of the claims released herein. All terms of this Release shall inure to the benefit of PFC and its predecessors, successors and assigns.

                                      VIII.

         It is understood and agreed that the provisions of this Release are severable, and should any provision or provisions hereof be found unenforceable, the other provisions shall remain fully valid and enforceable.

                                       IX.

         The undersigned covenants and agrees not to disclose any of the consideration provided to him pursuant to this Release to any person other than his attorney or tax advisor without the prior written consent of PFC. The undersigned covenants and agrees that should he disclose the terms of this Release to his attorney or his tax advisor, he shall obtain from each such person an agreement to not disclose the consideration provided according to this Release.

                                       X.

         This Release constitutes the entire agreement between the undersigned and PFC pertaining to the subjects contained in them and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral. It is expressly understood and agreed that this Release may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except in writing duly executed by the undersigned and an authorized representative of PFC. The pronouns "he," "his," and "him" used in this Release are intended to refer to the undersigned regardless of the undersigned's gender. This Release is

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intended to fully, completely and forever resolve all disputes based upon events, omissions or acts occurring on or prior to its execution as well as all other issues or claims in any way arising out of or connected with the prior employment of the undersigned with PFC and/or its predecessors or the termination of that employment.

         IN WITNESS WHEREOF, the undersigned has executed this Release on the date set forth below.

WITNESS:

---------------------------------           ------------------------------------
                                                    David P. Fennell

                                            ------------------------------------
                                                          Date

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